FOR IMMEDIATE RELEASE

David Carpenter Joins HomeTrust Bank as SVP, Commercial Relationship Manager, Upstate South Carolina Market

ASHEVILLE, NC, July 20, 2016 - HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank (the “Bank”), announced today that the Bank has hired David Carpenter as SVP, Commercial Relationship Manager in the bank’s upstate South Carolina region.
“Over the past nineteen years, David has successfully served middle market commercial businesses in Upstate South Carolina,” said Ann Robinson, Upstate South Carolina Market President. “His experience in C&I lending, commercial credit knowledge and analytical approach to financing solutions for commercial customers further strengthens HomeTrust Bank’s strategy for strategic growth in this market and I’m thrilled to have him on my leadership team.”
David Carpenter earned a Bachelor of Science degree, with a major in Business Administration from the University of North Carolina at Chapel Hill. In addition, he was an honors graduate of General Electric’s (“GE”) Financial Management Program, achieving national honors rankings in financial reporting. He has 25 years of combined experience in world class manufacturing and financial services companies. He served in financial analyst and commercial equipment financing roles for GE and GE Capital before joining Central Carolina Bank, Greenville, S.C. in 1997 as VP, Equipment Leasing. From 2001 to 2006, he served as VP, Client Manager in Middle Market banking with Bank of America. He served in senior commercial lending roles with BB&T, Fifth Third Bank and United Community Bank (formerly The Palmetto Bank) before joining HomeTrust. He is active in the local community and has served in various leadership positions, including past board member and board Chair of Pendleton Place Children’s Shelter and past board member and board chair of 300 for Greenville, a Greenville Chamber of Commerce Economic Development Program.
“I’m pleased to be joining HomeTrust Bank and to be working with Ann Robinson again,” said David Carpenter. “HomeTrust Bank’s extraordinary financial strength along with their commitment and focus on serving their customers, fits well with my customer focused approach to commercial banking. I’m looking forward to delivering HomeTrust’s unique banking solutions to clients in the Upstate.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of March 31, 2016 the Company had assets of $2.8 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added community banking through 39 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include: expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.
WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet - Chairman, President and Chief Executive Officer
Tony J. VunCannon - Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939